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                                                                Exhibit 23.1A


                   [Goodwin, Procter & Hoar LLP letterhead]



     We consent to being named as counsel to Patriot American Hospitality, Inc. and Wyndham International, Inc. in this Registration Statement
(No. 333-65339. 333-65339-01), to the references in the Registration Statement to our firm, including the references under the caption "Certain Federal Tax Matters," and to the inclusion of our opinion letter dated April 30, 1998 as an exhibit to the Registration Statement.



                                       /s/ Goodwin, Procter & Hoar LLP
November 30, 1998